Exhibit 99.1

Vista Gold Corp. Announces Second Quarter Financial Results and Corporate Update

Denver, Colorado, July 27, 2022 – Vista Gold Corp. (NYSE American and TSX: VGZ) (“Vista” or the “Company”) today announced its unaudited financial results for the quarter ended June 30, 2022, highlighted by a cash position of $11.1 million. All dollar amounts in this press release are in U.S. dollars.

Second Quarter Highlights

●	Advanced the process with CIBC Capital Markets (“CIBC”) to seek a partner or other form of transaction to maximize shareholder value;
●	Announced favorable results upon successfully completing the exploration drilling program at the Company’s 100% owned Mt Todd gold project (“Mt Todd” or the “Project”); and
●	Ended June 30, 2022 with a cash position of $11.1 million.

Frederick H. Earnest, President and Chief Executive Officer of Vista, commented, “During the quarter, our primary focus continued to be the advancement of our work with CIBC to seek a partner or other form of transaction to achieve greater value recognition for Mt Todd. We also announced comprehensive results of our Mt Todd exploration drilling program that was completed earlier this year and ended the quarter with a cash position of $11.1 million. Completion of the exploration program and management’s ongoing efforts to control costs resulted in a significant reduction in expenditures this quarter.”

Exploration Program

In June 2022, Vista announced the completion of the exploration drilling program at Mt Todd. The program consisted of 26 holes totaling 8,887 meters, which consistently intersected mineralization predicted by the Company’s geologic model and demonstrated both horizontal and vertical continuity of the targeted structures. The program successfully  identified four quality exploration targets with a combined potential to add 1.8 to 3.5 million ounces of gold to our resource base. Several other early-stage potential targets along a 5.4-km portion of the 24-km Batman-Driffield Trend have also been identified. The work is conceptual in nature and was not intended to and did not yield additional mineral resources or mineral reserves. See News Release dated June 13, 2022.

The exploration target potentials were derived by the similarities to the Batman deposit sheeted vein system and their surrounding mineralization, as evidenced by drill intercepts in the exploration target area across vertical cross and long sections and are based on estimated volumes and grades. The volume of the modeled areas determines the potential tonnage statement in the exploration target. The grade range given in the exploration target is determined with consideration to the drill results within the modeled exploration target area and consideration of the geological setting in an established mining camp. The potential tonnages and grades are conceptual in nature and are based on previous drill results that defined the approximate length, thickness, depth and grade of the portion of the historical resource estimate. There has been insufficient exploration to define a current mineral resource and the Company cautions that there is uncertainty whether further exploration will result in such exploration targets being delineated as a mineral resource.

The upper Northern cross load (“NXLD”) and Southern cross load (“SXLD”) intercepts represent the high-grade zone within the Batman-Driffield Structural corridor and given that these structures have yet to be targeted or systematically explored, they represent excellent opportunities for discovery of near surface, high-grade mineralization. Structures parallel to the NXLD / SXLD are most likely to host high-grade, near surface mineralization within the Mt Todd package.

John Rozelle, Vista’s Sr. Vice President, a “qualified person” as defined by Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects, has verified the data underlying the information contained in and has approved this press release.

Summary of Q2 2022 Financial Results

At June 30, 2022, cash, cash equivalents and short-term treasury investments totaled $11.1 million and working capital was $10.5 million. The Company has no debt.

Vista reported a net loss of $1.4 million or $0.01 per basic share for the three-months ended June 30, 2022, compared to a loss of $0.8 million or $0.01 per basic share for the three month period ended June 30, 2021. The loss for the current quarter reflects the decline in spending following completion of the drilling program in late March 2022 and was in line with management’s expectations.

Management Conference Call

Management’s quarterly conference call to review financial results for the quarter ended June 30, 2022 and to discuss corporate and project activities is scheduled for Thursday, July 28, 2022 at 10:00 a.m. MDT (12:00 p.m. EDT).

Participant Toll Free: (888) 396-8049

Participant International: (416) 764 -8646

Conference ID: 67505400

This call will also be archived and available at www.vistagold.com after July 28, 2022. Audio replay will be available for 14 days by calling toll-free in North America (877) 674-7070 or (416) 764-8692. The passcode for the replay is 505400#.

If you are unable to access the audio or phone-in on the day of the conference call, please email your questions to ir@vistagold.com.

For further information, please contact Pamela Solly, Vice President of Investor Relations, at (720) 981-1185.

About Vista Gold Corp.

Vista is a gold project developer. The Company’s flagship asset is the Mt Todd gold project located in the Tier 1, mining friendly jurisdiction of Northern Territory, Australia. Situated approximately 250 km southeast of Darwin, Mt Todd is one of the largest and most advanced undeveloped gold projects in Australia and, as presently designed, Mt Todd is expected to be one of the top five gold producers in Australia. All major environmental and operating permits have now been approved.

For further information, please contact Pamela Solly, Vice President of Investor Relations, at (720) 981-1185.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as our goal to seek a partner or other transaction to achieve greater value recognition for Mt Todd; the expected date for our management’s call regarding our financial results; our belief that the Mt Todd exploration drilling program was successful and that the results were favorable; our belief that the Mt Todd exploration drilling program successfully identified four quality exploration targets with combined resource growth potential of 1.8 to 3.5 million ounces of gold and other potential structures along a 5.4-kilometer portion of the 24-kilometer Batman-Driffield Trend; our belief that the results of the Mt Todd exploration drilling program resulted in no additional mineral resources or mineral reserves; our belief that the upper NXLD / SXLD intercepts represent excellent opportunities for discovery of near surface, high-grade mineralization; our belief that structures parallel to the NXLD / SXLD are most likely to host high-grade, near surface mineralization within the Mt Todd package; and our belief that Mt Todd is the largest undeveloped gold project in Australia and, as presently designed, Mt Todd is expected to be one of the top five gold producers in Australia, are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: our forecasts and expected cash flows; our projected capital and operating costs; our expectations regarding mining and metallurgical recoveries; mine life and production rates; that laws or regulations impacting mine development or mining activities will remain consistent; our approved business plans, our mineral resource and reserve estimates and results of preliminary economic assessments; preliminary feasibility studies and feasibility studies on our projects, if any; our experience with regulators; our experience and knowledge of the Australian mining industry and our expectations of economic conditions and the price of gold. When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; uncertainty as to the results of bulk metallurgical test work; uncertainty as to completion of critical milestones for Mt Todd; and uncertainty as to the impact of the ongoing global health crisis caused by the COVID-19 pandemic; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed in February 2022 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.